As filed with the Securities and Exchange Commission on February 17, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WALGREENS BOOTS ALLIANCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-1758322
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

108 Wilmot Road

Deerfield, Illinois 60015

Telephone: (847) 315-2500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marco Pagni

Executive Vice President and Global Chief Legal and Administrative Officer

Walgreens Boots Alliance, Inc.

108 Wilmot Road

Deerfield, Illinois 60015

Telephone: (847) 315-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Andrew R. Brownstein Benjamin M. Roth Edward J. Lee Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019 Telephone: (212) 403-1000		Collin G. Smyser Mark L. Dosier Kelsey Chin Walgreens Boots Alliance, Inc. 104 Wilmot Road Deerfield, Illinois 60015

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer:	☒	Accelerated filer:	☐

Non-accelerated filer:	☐ (Do not check if a smaller reporting company)	Smaller reporting company:	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(1)(2)
Common Stock, par value $0.01 per share	58,397,762	$73.915	$4,316,470,578	$434,668.59

(1)	The number of shares of the registrant’s common stock to be registered pursuant to this registration statement represents shares owned by certain selling stockholders. There is also being registered such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Calculated in accordance with Rule 457(c) under the Securities Act of 1933, based on the average high and low prices reported on the NASDAQ Stock Market on February 9, 2016.

PROSPECTUS

58,397,762 Shares

Walgreens Boots Alliance, Inc.

Common Stock

This prospectus relates solely to the resale from time to time, in one or more offerings, of up to an aggregate of 58,397,762 shares of our common stock, par value $0.01 per share, held by the selling stockholders identified in this prospectus that have contractual registration rights with us, or constitute permitted transferees of such stockholders. The selling stockholders may sell none, some or all of the shares offered by this prospectus. We cannot predict when or in what amounts the selling stockholders may sell any of the shares offered by this prospectus.

On December 31, 2014, we completed our strategic combination with Alliance Boots GmbH (the “transactions”). In connection with the transactions, we entered into a shareholders agreement, dated as of August 2, 2012, as amended (the “shareholders agreement”), with certain of the Alliance Boots selling shareholders, including affiliates of Kohlberg Kravis Roberts & Co. L.P. (the “KKR shareholders”) and the other selling stockholders identified in this prospectus (the “other selling stockholders”), pursuant to which we agreed to file, upon the KKR shareholders’ request, with the U.S. Securities and Exchange Commission, or SEC, a registration statement covering resales of the shares of our common stock issued to them in the transactions that qualify as registrable securities under the shareholders agreement. In connection with the transactions, we directly or indirectly issued shares of our common stock to the KKR shareholders and the other selling stockholders. This prospectus forms a part of a registration statement filed by us as required by the shareholders agreement.

The selling stockholders identified in this prospectus may offer shares from time to time as each selling stockholder may determine through public or private transactions or through other means described in the section entitled “Plan of Distribution” beginning on page 11 at prevailing market prices, at prices different than prevailing market prices or at privately negotiated prices. For more information regarding the sales of shares of our common stock by the selling stockholders pursuant to this prospectus, please read “Plan of Distribution.” To the extent required with respect to a particular offer, the number of our common shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any underwriter, agent or dealer and any applicable commissions or discounts will be set forth in an accompanying supplement to this prospectus.

We are not selling any shares of our common stock pursuant to this prospectus, and we will not receive any proceeds from the sale of shares of our common stock offered by this prospectus. We have agreed to pay all expenses relating to registering the shares of common stock. Each selling stockholder will pay its portion of all underwriting discounts, commissions and transfer taxes, if any, relating to the sale of its shares of our common stock.

Our common stock is listed on the NASDAQ Stock Market under the ticker symbol “WBA”. The last reported sale price of our common stock on February 16, 2016 was $76.55 per share.

You should carefully consider the risk factors referred to on page 6 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus and any applicable prospectus supplement before you invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 17, 2016.

This prospectus, any applicable prospectus supplement and any free writing prospectus filed by us do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do they constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed on Form S-3 with the SEC, under a shelf registration process. Under this shelf registration process, the selling stockholders may, from time to time, offer and sell shares of our common stock described in this prospectus and in any applicable prospectus supplement in one or more offerings from time to time. Any applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus, and accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in such applicable prospectus supplement or free writing prospectus. You should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated or deemed incorporated by reference in this prospectus, in any applicable prospectus supplement or in any free writing prospectus filed by us with the SEC. Neither we nor the selling stockholders have authorized anyone to provide any information other than that contained in this prospectus or in any prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we may have referred you. Neither we nor the selling stockholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders have authorized any other person to provide you with different or additional information, and none of us is making an offer to sell shares of our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of the prospectus or any sale of the shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus. Unless otherwise indicated or the context otherwise requires, in this prospectus, we use the terms the “Company,” “we,” “us,” and “our” to refer to Walgreens Boots Alliance, Inc. and its consolidated subsidiaries. References to “$” and “dollars” are to United States dollars.

This prospectus contains summaries of certain provisions contained in key documents described in this prospectus. All of the summaries are qualified in their entirety by the actual documents, which you should review before making your investment decision. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings also are available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov.

Walgreens Boots Alliance, Inc. filed a registration statement on Form S-3 to register with the SEC the common stock described in this prospectus. This prospectus is part of that registration statement. As permitted by SEC rules, this prospectus does not contain all the information contained in the registration statement or the exhibits to the registration statement. You may refer to the registration statement and accompanying exhibits for more information about us and our common stock.

The SEC allows us to incorporate by reference into this document the information we file with the SEC. This means that we can disclose important information to you by referring you to other documents that we identify as part of this prospectus. The information incorporated by reference is considered to be part of this prospectus.

We incorporate by reference the documents listed below (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 and the related exhibits under Item 9.01 of Form 8-K):

1.	Annual Report on Form 10-K of Walgreens Boots Alliance, Inc. for the fiscal year ended August 31, 2015;

2.	Quarterly Report on Form 10-Q of Walgreens Boots Alliance, Inc. for the quarter ended November 30, 2015;

3.	Current Reports on Form 8-K of Walgreens Boots Alliance, Inc. filed on October 16, 2015, October 28, 2015 (but only with respect to information included under Item 8.01, including exhibit 99.2), October 29, 2015, November 5, 2015, November 23, 2015, December 11, 2015, December 16, 2015, December 21, 2015 and February 1, 2016; and

4.	The “Description of Walgreens Boots Alliance Capital Stock” and “Comparison of Shareholder Rights Before and After the Reorganization” sections of our Registration Statement on Form S-4 filed with the SEC on September 16, 2014, as amended by Amendment No. 1 on Form S-4 filed with the SEC on October 29, 2014 and as amended by Amendment No. 2 on Form S-4 filed with the SEC on November 18, 2014, and any other amendments and reports filed for the purpose of updating such description.

We also incorporate by reference any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (other than documents or information deemed to have been furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 and the related exhibits under Item 9.01 of Form 8-K), on or after the date of this prospectus until we have terminated the offerings to which this prospectus relates. Those documents will become a part of this prospectus from the date that the documents are filed with the SEC. Information that becomes a part of this prospectus after the date of this prospectus will automatically update and may replace information in this prospectus and information previously filed with the SEC.

You may request a copy of any of these documents from us without charge, excluding certain exhibits to the documents, by writing or telephoning us at the following address:

Walgreens Boots Alliance, Inc.

108 Wilmot Road

Deerfield, Illinois 60015

Telephone: (847) 315-2922

Attention: Investor Relations

Documents may also be available on our website at investor.walgreensbootsalliance.com. We have included our website address for the information of prospective investors and do not intend it to be an active link to our website. Information contained on our website does not constitute a part of this prospectus or any applicable prospectus supplement (or any document incorporated by reference herein or therein), and you should not rely on that information in making your investment decision unless that information is also in this prospectus or has been expressly incorporated by reference into this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference into this prospectus, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include all statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, business strategy and the plans and objectives of management for future operations. Words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “goal,” “guidance,” “target,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions, known or unknown, that could cause actual results to vary materially from those indicated, including, but not limited to:

•	the impact of private and public third-party payers’ efforts to reduce prescription drug reimbursements;

•	the impact of generic prescription drug inflation;

•	the timing and magnitude of the impact of branded to generic drug conversions;

•	our ability to realize anticipated synergies and achieve anticipated financial, tax and operating results in the amounts and at the times anticipated;

•	supply arrangements including our commercial agreement with AmerisourceBergen Corporation (“AmerisourceBergen”), the arrangements and transactions contemplated by our framework agreement with AmerisourceBergen and their possible effects;

•	the risks associated with equity investments in AmerisourceBergen;

•	the occurrence of any event, change or other circumstance that could give rise to the termination, cross-termination or modification of any of our contractual obligations;

•	the amount of costs, fees, expenses and charges incurred in connection with strategic transactions;

•	whether the actual costs associated with restructuring activities will exceed estimates;

•	our ability to realize expected savings and benefits from cost-savings initiatives, restructuring activities and acquisitions in the amounts and at the times anticipated;

•	the timing and amount of any impairment or other charges;

•	changes in management’s assumptions;

•	the risks associated with governance and control matters;

•	the ability to retain key personnel;

•	changes in economic and business conditions generally or in the markets in which we participate;

•	changes in financial markets, interest rates and foreign currency exchange rates;

•	the risks associated with international business operations;

•	the risk of unexpected costs, liabilities or delays;

•	changes in vendor, customer and payer relationships and terms, including changes in network participation and reimbursement terms;

•	risks of inflation in the cost of goods;

•	risks associated with the operation and growth of our customer loyalty programs;

•	competition;

•	risks associated with new business areas and activities;

•	risks associated with acquisitions, divestitures, joint ventures and strategic investments; and

•	the risks associated with the integration of complex businesses, subsequent adjustments to preliminary purchase accounting determinations, outcomes of legal and regulatory matters and changes in legislation, regulations or interpretations thereof.

These and other risks, assumptions and uncertainties are described in Item 1A “Risk Factors” of our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, and in other documents that we file with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except to the extent required by law, we do not undertake, and expressly disclaim, any duty or obligation to update publicly any forward-looking statement after the date the statement is made, whether as a result of new information, future events, changes in assumptions or otherwise.

INDUSTRY AND MARKET DATA

We use or incorporate by reference in this prospectus data and industry forecasts which we have obtained from internal surveys, market research, publicly available information and industry publications. Industry publications generally state that the information they provide has been obtained from sources believed to be reliable but that the accuracy and completeness of such information is not guaranteed. Similarly, we believe that the surveys and market research we or others have performed are reliable, but we have not independently verified this information.

THE COMPANY

Walgreens Boots Alliance, Inc. (“Walgreens Boots Alliance”) is the first global, pharmacy-led health and wellbeing enterprise and had net sales of $103.4 billion in the fiscal year ended August 31, 2015. Our purpose is to help people across the world lead healthier and happier lives.

Together with our equity method investments, as of August 31, 2015:

•	we are a global leader in pharmacy-led health and wellbeing retail, with more than 13,100 stores in 11 countries;

•	we are one of the largest global pharmaceutical wholesale and distribution networks, with more than 350 distribution centers delivering to more than 200,000 pharmacies, doctors, health centers and hospitals each year in 19 countries;

•	we are one of the world’s largest purchasers of prescription drugs and other health and wellbeing products; and

•	we employ more than 370,000 employees, of which more than 100,000 are healthcare providers such as pharmacists, pharmacy technicians, nurse practitioners and other health related professionals.

Our portfolio of retail and business global brands includes Walgreens, Duane Reade, Boots and Alliance Healthcare, as well as increasingly global health and beauty product brands, including No7, Botanics, Liz Earle and Soap & Glory. Our global brands portfolio is enhanced by our in-house new product research and development and manufacturing capabilities. We seek to further drive innovative ways to address global health and wellness challenges. We believe we are well positioned to expand customer offerings in existing markets and become a health and wellbeing partner of choice in emerging markets.

Walgreens Boots Alliance was incorporated in Delaware in 2014 and is the successor to Walgreen Co., an Illinois corporation, which was formed in 1909 as a successor to a business founded in 1901. Our principal executive offices are located at 108 Wilmot Road, Deerfield, Illinois 60015. Our telephone number is (847) 315-2500. Walgreens Boots Alliance’s common stock trades on the NASDAQ Stock Market under the symbol “WBA”.

RISK FACTORS

Investing in our common stock involves significant risks. Before you invest in our common stock, in addition to the other information contained in this prospectus and in any applicable prospectus supplement or free writing prospectus, you should carefully consider the risks and uncertainties identified in Walgreens Boots Alliance’s reports filed with the SEC that are incorporated or deemed incorporated by reference into this prospectus and any applicable prospectus supplement.

USE OF PROCEEDS

We will not receive any proceeds from the resale of our common stock under this offering. All proceeds from the sale of our common stock pursuant to this prospectus will be for the accounts of the selling stockholders.

SHAREHOLDERS AGREEMENT

In general, the shareholders agreement provides, among other things, that subject to certain conditions, the KKR shareholders will be entitled to designate one nominee to our board of directors for inclusion in our slate of directors. The KKR shareholders’ right to designate a nominee terminates if: (i) as of the end of any business day following December 31, 2014 (x) the KKR shareholders beneficially own less than the lesser of: (a) 4% of the voting power or economic interest of our outstanding common stock, or (b) 65% of the shares beneficially owned by the KKR shareholders as of immediately following the closing of the transactions; or (y) Kohlberg Kravis Roberts & Co. L.P. (“KKR”) acquires through its private equity business a 5% or greater interest in certain competitors of ours, provided that, in certain instances, we must discuss in good faith with KKR whether it is appropriate for their representative to come off our board of directors in light of such investment. Dominic Murphy, an executive of KKR and certain of its affiliates, currently serves as the KKR shareholders’ representative on our board of directors. Under the shareholders agreement, the KKR shareholders have agreed, for so long as the KKR shareholders have the right to designate a member of our board of directors, to vote all of their shares of our common stock in accordance with our board’s recommendations on matters submitted to a vote of our stockholders (including with respect to the election of directors).

Certain lock-up restrictions under the shareholders agreement with respect to the shares of our common stock received by the KKR shareholders and the other selling stockholders in the transactions have expired. Under the shareholders agreement, notwithstanding the expiration of these lock-up restrictions, the KKR shareholders and the other selling stockholders (i) except in the case of certain permitted transfers and underwritten public offerings pursuant to their contractual registration rights, cannot transfer on any given day shares in an amount greater than certain volume limitations described in the shareholders agreement (provided, that certain of these limitations do not apply to other selling stockholders that beneficially own less than 2,000,000 shares of our common stock) and (ii) cannot transfer any shares to certain of our stockholders affiliated with Stefano Pessina, our Executive Vice Chairman and Chief Executive Officer, or, with respect to transfers by other selling stockholders, to KKR shareholders, in either case that would cause those stockholders to exceed certain ownership limits described in the shareholders agreement. These restrictions may be waived by the Company in its sole discretion. Additionally, subject to certain limited exceptions (including underwritten public offerings pursuant to contractual registration rights), no transfer may occur that, to the transferor’s knowledge, results in (i) the transfer of 5% or more of the total voting power or total economic interest in our outstanding common stock to any one person or group or (ii) any one person or group owning 10% or more of the total voting power or total economic interest in our outstanding common stock or, in the case of certain investors as described in the shareholders agreement, 5% or more of the total voting power or total economic interest in our outstanding common stock. The shares are also subject to certain other restrictions set forth in the shareholders agreement.

Under the shareholders agreement, the KKR shareholders may not own more than 10% of the total voting power or total economic interest of our outstanding common stock, provided that the effect of any share repurchases is not taken into account until the KKR shareholders purchase additional shares. The shareholders agreement also contains certain standstill restrictions that terminate six months after the later of (a) the KKR shareholder representative on our board of directors ceasing to serve as a director on our board (and the KKR shareholders either no longer having a right to designate a designee, or irrevocably waiving such right) and (b) the KKR shareholders’ right to designate a nominee having terminated under the shareholders agreement.

In addition, the shareholders agreement provides the KKR shareholders with demand, “piggyback” and shelf registration rights and provides the other selling shareholders and certain other of our shareholders with “piggyback” and shelf registration rights (but not demand registration rights) with respect to their shares of our common stock that qualify as registrable securities under the shareholders agreement. This prospectus forms a part of a registration statement filed by us as required by the shareholders agreement.

The foregoing description is qualified in its entirety by reference to the shareholder agreement, as amended, which is included as an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference. See “Where You Can Find More Information.”

SELLING STOCKHOLDERS

The selling stockholders may from time to time, in one or more offerings, offer and sell any or all of the shares of our common stock set forth below pursuant to this prospectus, which we are registering for resale by them in accordance with the terms of the shareholders agreement.

The table below sets forth, as of the date of this prospectus, the name of each selling stockholder for whom we are registering shares for resale to the public, and the number of shares of common stock that each selling stockholder may offer pursuant to this prospectus. Except as described in this prospectus, in any applicable prospectus supplement or free writing prospectus and in the documents incorporated or deemed incorporated by reference in this prospectus and any applicable prospectus supplement, none of the selling stockholders listed in the table below has, or within the past three years has had, any material relationship with us or any of our predecessors (other than Alliance Boots) or affiliates and, except as disclosed in the table below, we are advised by the selling stockholders that none of the selling stockholders listed in the table below is or was affiliated with registered broker-dealers. We have prepared this information and the following table based on information given to us by, or on behalf of, the selling stockholders on or before the date of this prospectus. We have not independently verified this information. Information about the selling stockholders may change over time. The term “selling stockholders” includes the selling stockholders listed below and their respective permitted transferees, pledgees, assignees, transferees, donees and successors-in-interest and any other person named as a selling stockholder in any applicable prospectus supplement. We may amend or supplement this prospectus from time to time in the future to update or change information about the selling stockholders to identify any permitted transferees, pledgees, assignees, transferees, donees and successors-in-interest of our common stock. The registration of the common stock does not necessarily mean that the selling stockholders will sell all or any of the common stock they own pursuant to this prospectus. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, common stock in transactions exempt from the registration requirements of the Securities Act after the date on which the selling stockholders provided the information set forth on the table below.

	Common Stock Owned Prior to this Offering			Common Stock Owned After this Offering(1)
Name of Beneficial Owner(3)(4)	Number of Shares	Percentage of Class Beneficially Owned(2)	Total Number of Shares Being Registered	Number of Shares	Percentage of Class Beneficially Owned

KKR Sprint (2006) Limited(5)(6)(12)	27,789,326	2.6%	27,789,326	0		*
KKR Sprint (European II) Limited(5)(7)(12)	15,837,910	1.5%	15,837,910	0		*
KKR Sprint (KPE) Limited(5)(8)(12)	6,115,968	*	6,115,968	0		*
KKR European Co-Invest Fund I L.P.(5)(9)(12)	34,657	*	34,657	0		*
KKR Reference Fund Investments, L.P.(5)(10)(12)	121,912	*	121,912	0		*
KKR Associates Reserve LLC(5)(13)	15,309	*	15,309	0		*
KKR Associates 2006 (Overseas) Limited Partnership(5)(6)(12)	1,208,188	*	1,208,188	0		*
Sprint Co-Invest 2 L.P. (5)(11)(12)	1,337,945	*	1,337,945	0		*
Sprint AB (Cayman) L.P.(14)	456,724	*	456,724	0		*
TFO Private Equity Co-Investment Fund SPC, for and on behalf of its Segregated Portfolio Y (15)	263,976	*	263,976	0		*
PineBridge Vantage Partners, L.P.(16)(17)(18)	255,047	*	255,047	0		*
American International Group, Inc. Retirement Plan Master Trust(19)	13,434	*	13,434	0		*
PineBridge PEP IV Co-Investment, L.P.(16)(17)(20)	40,346	*	40,346	0		*
PineBridge PEP V Co-Investment, L.P.(16)(17)(21)	46,065	*	46,065	0		*
Park Square Capital II S.á.r.l.(22)	154,618	*	154,618	0		*
Park Square Capital II Parallel S.á.r.l.(22)	20,971	*	20,971	0		*
Sprint Finn LLC(23)	148,589	*	148,589	0		*
Santo Holding (Deutschland) GmbH(24)	4,536,777	*	4,536,777	0		*

*	Represents less than 1%.
(1)	Assumes that each selling stockholder will resell all of the shares of our common stock offered hereunder.
(2)	For purposes of this table, information as to the percentage of shares beneficially owned is calculated based on 1,078,746,871 shares of our common stock outstanding as of December 31, 2015.

(3)	The relationship between Walgreens Boots Alliance and the selling stockholders is governed by the shareholders agreement, which is included as an exhibit to the registration statement of which this prospectus forms a part.
(4)	The KKR shareholders beneficially own an aggregate of 52,461,215 shares of common stock, which represent, in the aggregate, approximately, 4.8% of the outstanding shares of common stock. The selling stockholders (including the KKR shareholders) beneficially own an aggregate of 58,397,762 shares of common stock, which represent, in the aggregate, approximately 5.4% of the outstanding shares of common stock.
(5)	The address of each KKR shareholder is: c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, New York 10019.
(6)	Each of KKR 2006 Fund (Overseas), Limited Partnership (as the sole shareholder of KKR Sprint (2006) Limited), KKR Associates 2006 (Overseas), Limited Partnership (as the general partner of KKR 2006 Fund (Overseas), Limited Partnership) and KKR 2006 Limited (as the general partner of KKR Associates 2006 (Overseas), Limited Partnership) may be deemed to be the beneficial owner of the securities held directly by KKR Sprint (2006) Limited, and each disclaims beneficial ownership of such securities. KKR 2006 Limited (as the general partner of KKR Associates 2006 (Overseas), Limited Partnership) may be deemed to be the beneficial owner of the securities held directly by KKR Associates 2006 (Overseas), Limited Partnership.
(7)	Each of KKR European Fund II, Limited Partnership (as the majority shareholder of KKR Sprint (European II) Limited), KKR Associates Europe II, Limited Partnership (as the general partner of KKR European Fund II, Limited Partnership), and KKR Europe II Limited (as the general partner of KKR Associates Europe II, Limited Partnership) may be deemed to be the beneficial owner of the securities held directly by KKR Sprint (European II) Limited.
(8)	Each of KKR PEI Investments, L.P. (as the majority shareholder of KKR Sprint (KPE) Limited), KKR PEI Associates, L.P. (as the general partner of KKR PEI Investments, L.P.) and KKR PEI GP Limited (as the general partner of KKR PEI Associates, L.P.) may be deemed to be the beneficial owner of the securities held directly by KKR Sprint (KPE) Limited.
(9)	Each of KKR MIF Carry Holdings L.P. (as the general partner of KKR European Co-Invest Fund I L.P.), KKR MIF Carry Limited (as the general partner of KKR MIF Carry Holdings L.P.), KKR Index Fund Investments L.P. (as the sole shareholder of KKR MIF Carry Limited), KKR IFI GP L.P. (as the general partner of KKR Index Fund Investments L.P.), and KKR IFI Limited (as the general partner of KKR IFI GP L.P.), may be deemed to be the beneficial owner of the securities held directly by KKR European Co-Invest Fund I L.P.
(10)	Each of KKR IFI GP L.P. (as the general partner of KKR Reference Fund Investments, L.P.) and KKR IFI Limited (as the general partner of KKR IFI GP L.P.) may be deemed to be the beneficial owner of the securities held directly by KKR Reference Fund Investments, L.P.
(11)	Sprint Co-Invest 2 GP Limited (as the general partner of Sprint Co-Invest 2 L.P.) may be deemed to be the beneficial owner of the securities held directly by Sprint Co-Invest 2 L.P.
(12)	Each of KKR Fund Holdings LP (as the sole shareholder of each of KKR 2006 Limited, KKR Europe II Limited, KKR PEI GP Limited, KKR IFI Limited and Sprint Co-Invest 2 GP Limited), KKR Fund Holdings GP Limited (as a general partner of KKR Fund Holdings LP), KKR Group Holdings L.P. (as the sole shareholder of KKR Fund Holdings GP Limited and a general partner of KKR Fund Holdings LP), KKR Group Limited (as the general partner of KKR Group Holdings L.P.), KKR & Co. L.P. (as the sole shareholder of KKR Group Limited), KKR Management LLC (as the general partner of KKR & Co. L.P.), and Messrs. Henry R. Kravis and George R. Roberts (as the designated members of KKR Management LLC), may also be deemed to be the beneficial owner having shared voting power and shared investment power over the securities held directly by KKR Sprint (2006) Limited, KKR Sprint (European II) Limited, KKR Sprint (KPE) Limited, KKR European Co-Invest Fund I L.P., KKR Reference Fund Investments, L.P., KKR Associates 2006 (Overseas), Limited Partnership and Sprint Co-Invest 2 L.P.
(13)	Each of Messrs. Henry R. Kravis and George R. Roberts (as the managers of KKR Associates Reserve LLC), may also be deemed to be the beneficial owner having shared voting power and shared investment power over the securities held directly by KKR Associates Reserve LLC.
(14)	Each of Sprint AB LLP (as the majority shareholder of Sprint AB (Cayman) L.P.), Cordusio Società Fiduciara per Azioni (as the majority shareholder of Sprint AB LLP), UniCredit S.p.A. (as sole shareholder of Cordusio Società Fiduciara per Azioni) and Avega International S.àr.l. (as the general partner of Sprint AB (Cayman) L.P.) may be deemed to be the beneficial owner of the securities held directly by Sprint AB (Cayman) L.P. The address of this selling stockholder is 59 rue de Rollingergrund, L-2440 Luxembourg.

(15)	Messrs. Abdulmoshin Al Omran, Adel al Mangour and Arup Asadullah (as directors of Segregated Portfolio Company) may be deemed to be the beneficial owner having shared voting power over the securities. The address of this selling stockholder is c/o The Family Office Co. BSC(c), Al-Zamil Tower, 9th Floor, Building 31, Road 383, Government Avenue, PO Box 18024, Manama Centre 305, Kingdom of Bahrain.
(16)	This selling stockholder has informed us that it is an affiliate of a registered broker-dealer. This selling stockholder has represented to us that it purchased its shares in the ordinary course of business, and at the time of its purchase of the shares to be resold, did not have any view to or arrangements or understandings, directly or indirectly, with any person to distribute the shares. To the extent that we become aware such selling stockholder did not acquire its shares in the ordinary course of business or did have such an agreement or understanding, we will file a supplement to this prospectus to designate such selling stockholder as an “underwriter” within the meaning of the Securities Act. The address of this selling stockholder is 399 Park Avenue, 4th Floor, New York, New York, 10022.
(17)	PineBridge Investments LLC and its affiliates, acting on behalf of clients and managed funds, participated in the following syndicated loan facilities from May 24, 2010 to June 30, 2015: Alliance Boots Term Loan B5 France (due July 10, 2017); Alliance Boots EUR Term Loan B5 (due July 10, 2017); Alliance Boots GBP Term Loan B4 (due July 9, 2018); Alliance Boots EUR Term Loan D-2 (due July 9, 2018); Alliance Boots EUR B2 Term Loan UK (due July 5, 2015); and Alliance Boots EUR B2 Term Loan France (due July 5, 2015). PineBridge Investments LLC and its affiliates, acting on behalf of its client accounts and funds, participated in a term loan in connection with the financing of a transaction in which Madison Dearborn Partners acquired a majority interest in the entity known at the time as Walgreens Infusion Services.
(18)	PineBridge Vantage Partners GP, L.P. (as the general partner of PineBridge Vantage Partners, L.P.) and Messrs. Fong Tat Chong and Scott Gallin (as the managing directors of PineBridge Investments LLC, the entity that ultimately controls PineBridge Vantage Partners GP, L.P.) may be deemed to be the beneficial owner of the securities held directly by PineBridge Vantage Partners, L.P.
(19)	Richard Dolan, Jeffrey Farber, Emily Gingrich, Deborah Gero, Jonathan Novak, Justin Orlando, John Packs, Alessandro Papa, Alessa Quane and Mitch Schultz currently comprise the Investment Committee for American International Group, Inc. Retirement Plan Master Trust, which has the authority to take actions that could affect investment in or voting of shares held by American International Group, Inc. Retirement Plan Master Trust (the members of the Investment Committee are subject to change from time to time). Messrs. Fong Tat Chong and Scott Gallin are the managing directors of PineBridge Investments LLC, the investment advisor of American International Group, Inc. Retirement Plan Master Trust. State Street Bank and Trust Company is the Directed Trustee for American International Group, Inc. Retirement Plan Master Trust.
(20)	PineBridge PEP IV Co-Investment GP, L.P. (as the general partner of Pinebridge PEP IV Co-Investment, L.P.) and Messrs. Fong Tat Chong and Scott Gallin (as the managing directors of PineBridge Investments LLC, the entity that ultimately controls PineBridge PEP IV Co-Investment GP, L.P.) may be deemed to be the beneficial owner of the securities held directly by Pinebridge PEP IV Co-Investment, L.P.
(21)	PineBridge PEP V Co-Investment, GP L.P. (as the general partner of Pinebridge PEP V Co-Investment, L.P.) and Messrs. Fong Tat Chong and Scott Gallin (as the managing directors of PineBridge Investments LLC, the entity that ultimately controls PineBridge PEP V Co-Investment GP, L.P.) may be deemed to be the beneficial owner of the securities held directly by Pinebridge PEP V Co-Investment, L.P.
(22)	Park Square Capital Partners II General Partner Limited (as the general partner of each of Park Square Capital Partners II, LP and Park Square Capital Parallel Partners II, LP), each of Ms. Serena Tremlett, Ms. Melanie Torode and Ms. Carole Pace-Bonello (as directors of Park Square Capital Partners II General Partner Limited), Park Square Capital Partners II, LP (as sole owner of Park Square Capital II S.à.r.l.), Park Square Capital Parallel Partners II, LP (as sole owner of Park Square Capital II Parallel S.à.r.l.), and Ms. Carole Pace-Bonello, Mr. François Bourgon and Mr. Godfrey Abel (as managers of each of Park Square Capital II S.à.r.l. and Park Square Capital II Parallel S.à.r.l.) may be deemed to be the beneficial owner of the securities held directly by each of Park Square Capital II S.à.r.l. and Park Square Capital II Parallel S.à.r.l. The address of this selling stockholder is 3 Boulevard Royal, L-2469 Luxembourg.
(23)	Mrs. Giovanna Conti (as the controlling shareholder/member of Sprint Finn LLC) may be deemed to be the beneficial owner of the securities held directly by Sprint Finn LLC. The address of Sprint Finn LLC is c/o Albacore SA, Via Nassa 29, 6900 Lugano Switzerland.
(24)	Sprint (Twinstar) L.P. is the registered holder of the shares held by Santo Holding (Deutschland) GmbH. The address of this selling stockholder is Rosenheimer Platz 6, 81669 Munich, Germany.

PLAN OF DISTRIBUTION

The selling stockholders will act independently of the Company in making their respective decisions with respect to the timing, manner and size of any sale. Subject to the terms and restrictions set forth in the shareholders agreement and applicable law, the selling stockholders and any of their successors may, from time to time, sell any or all of the registrable securities beneficially owned by them and offered hereby directly to a number of purchasers or a single purchaser, or through one or more underwriters, broker-dealers or agents. A selling stockholder will be responsible for its portion of commissions charged by such broker-dealers or agents or underwriting discounts. The registrable securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when selling shares:

•	through underwriters, brokers or dealers or agents (who may act as agent or principal and who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders, the purchaser or such other persons who may be effecting such sales) for resale to the public or to institutional investors at various times;

•	through negotiated transactions, including, but not limited to, block trades in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker or dealer as principal and resale by that broker or dealer for its account;

•	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices;

•	in private transactions other than exchange or quotation service transactions;

•	through short sales, purchases or sales of put, call or other types of options, forward delivery contracts, swaps, offerings of structured equity-linked securities or other derivative transactions or securities;

•	in hedging transactions, including, but not limited to:

•	transactions with a broker-dealer or its affiliate, whereby the broker-dealer or its affiliate will engage in short sales of shares and may use shares to close out its short position;

•	options or other types of transactions that require the delivery of shares to a broker-dealer or an affiliate thereof, who will then resell or transfer the shares; or

•	loans or pledges of shares to a broker-dealer or an affiliate, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares;

•	through offerings of securities exercisable, convertible or exchangeable for shares, including, without limitation, securities issued by trusts, investment companies or other entities;

•	through offerings directly to one or more purchasers, including institutional investors;

•	through ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•	through a combination of any such methods of sale; or

•	through any other method permitted under applicable law.

To the extent required with respect to a particular offer, the number of our common shares to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any underwriter, agent or dealer and any applicable commissions or discounts will be set forth in an accompanying supplement to this prospectus.

Additionally, each selling stockholder may resell all or a portion of its shares in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares, from time to time, under this prospectus, or under a supplement to this prospectus to include the pledgee, permitted transferee, donee or other successor-in-interest as selling stockholder under this prospectus. The selling stockholders also may transfer the shares in other circumstances, subject to the restrictions set forth in the shareholders agreement, in which case the pledgees, assignees, permitted transferees, donees or other successors-in-interest may be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of the registrable securities, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common shares in the course of hedging the positions they assume. The selling stockholders may also sell our common shares short and deliver these securities to close out their short positions, or loan or pledge the common shares to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of common shares offered by this prospectus, which common shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the registrable shares offered by them will be the purchase price of the common shares less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common shares to be made directly or through agents.

Each selling stockholder may be deemed to be a statutory underwriter under the Securities Act. In addition, any broker-dealers who act in connection with the sale of the registrable securities may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the registrable securities as principal may be deemed to be underwriting discounts and commissions under the Securities Act. Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Such broker-dealers and any other participating broker-dealers may, in connection with such sales, be deemed to be underwriters within the meaning of the Securities Act. If the selling stockholders effect such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the registrable securities for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved). Any discounts or commissions received by any such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

To the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

Underwriters, brokers, dealers and agents may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

Underwriters, brokers, dealers and agents may from time to time purchase and sell securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities but are not obligated to do so and may cease to do so at any time.

There can be no assurance that the selling stockholders will sell any or all of the registrable shares registered pursuant to the registration statement of which this prospectus forms a part.

In order to comply with the securities laws of some states, if applicable, our common shares may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states common shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common shares in the market and to the activities of the selling stockholders and their affiliates. The foregoing may affect the marketability of our common shares. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

We agreed to indemnify the selling stockholders and their affiliates and their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents and each person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such selling stockholders or such other indemnified person and the officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys and agents of each such controlling person, each underwriter, if any, and each person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriter, if any, against certain liabilities, including some liabilities under the Securities Act, in accordance with the shareholders agreement. We may be indemnified by the selling stockholders against certain liabilities, including liabilities under the Securities Act, in accordance with the shareholders agreement (but only as such liability relates to information provided to us by the relevant selling stockholder). In any underwriting agreement, we and the selling stockholders will agree to indemnify the underwriter(s) and we will agree to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriter(s) may be required to make in respect of those liabilities.

Our common stock is listed on the NASDAQ Stock Market under the symbol “WBA”.

LEGAL MATTERS

Unless otherwise specified in an applicable prospectus supplement, the validity of the shares of our common stock offered by this prospectus will be passed upon for us by Wachtell, Lipton, Rosen & Katz, New York, New York. Any underwriters, brokers, dealers or agents will be advised about the validity of the shares of our common stock offered by this prospectus and other legal matters by their own counsel.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Walgreens Boots Alliance, Inc. Annual Report on Form 10-K for the fiscal year ended August 31, 2015 and the effectiveness of Walgreens Boots Alliance, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which reports (1) express an unqualified opinion on the consolidated financial statements and, for the years ended August 31, 2014 and 2013, states that their report is based in part on the report of KPMG LLP, an independent registered public accounting firm, which is also incorporated herein by reference, with respect to the consolidated financial statements of Alliance Boots GmbH (which was accounted for using the equity method of accounting) insofar as it relates to the amounts included in our equity investment and equity in earnings in Alliance Boots GmbH, on the basis of International Financial Reporting Standards as issued by the International Accounting Standards Board, as of May 31, 2014, and for the year ended May 31, 2014 and ten months ended May 31, 2013, and includes an explanatory paragraph on a change in accounting method for our equity investment and equity earnings in Alliance Boots GmbH to eliminate the three month reporting lag and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting (such audit did not include the internal control over financial reporting at Alliance Boots GmbH and its subsidiaries)). Such consolidated financial statements have been so incorporated in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Alliance Boots GmbH as of March 31, 2014 and 2013, and for each of the years in the three-year period ended March 31, 2014, have been incorporated in this prospectus by reference from the Walgreens Boots Alliance, Inc. Annual Report on Form 10-K filed October 28, 2015, in reliance upon the report of KPMG LLP, independent auditors, which is incorporated herein by reference, and upon the authority of such firm as experts in accounting and auditing.

58,397,762 Shares

Walgreens Boots Alliance, Inc.

Common Stock

Prospectus

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth all fees and expenses payable by the registrant expected to be incurred in connection with the issuance and distribution of the securities being registered hereby.

Securities and Exchange Commission registration fee		$434,668.59
Legal fees and expenses			*
Transfer Agent and Registrar fees			*
Accounting fees and expenses			*
Printing expenses			*
Miscellaneous			*

Total	$		*

*	These fees are calculated based on the number of offerings and the amount of securities offered and accordingly cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement or a post-effective amendment to this registration statement.

Item 15.	Indemnification of Directors and Officers

Limitation on Liability of Directors

Section 145 of Title 8 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation, within certain limitations, to indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement and reasonably incurred by such person in connection with any suit or proceeding to which such person is a party by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, as long as such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation. With respect to any criminal proceedings, such person must have had no reasonable cause to believe that his or her conduct was unlawful.

In the case of a proceeding by or in the right of the corporation to procure a judgment in its favor (e.g., a stockholder derivative suit), a corporation may indemnify an officer, director, employee or agent if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; provided, however, that no person adjudged to be liable to the corporation may be indemnified unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper. A director, officer, employee or agent who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL’s indemnification provisions must be indemnified by the corporation for reasonable expenses incurred therein, including attorneys’ fees.

As permitted by the DGCL, the Walgreens Boots Alliance Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of Walgreens Boots Alliance’s directors for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it exists or may be amended.

As a result of this provision, Walgreens Boots Alliance’s ability or that of Walgreens Boots Alliance’s stockholders to successfully prosecute an action against a director for breach of his or her duty of care is limited. However, this provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director’s breach of his or her duty of care. The SEC has taken the position that this provision will have no effect on claims arising under the federal securities laws.

In addition, the Walgreens Boots Alliance Amended and Restated By-Laws provide that any person who is or was a party or is otherwise threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was (whether or not such person continues to serve in such capacity at the time any indemnification or advancement of expenses is sought or at the time any proceeding relating thereto exists or is brought), a director or officer, trustee, fiduciary, employee or agent of the corporation or is or was at any such time serving at the request of the corporation as a director, officer, employee, trustee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the corporation (a “covered person”) shall be indemnified and held harmless by the corporation (and any successor of the corporation by merger or otherwise) to the fullest extent authorized by the DGCL, as the same exists or may be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the corporation to provide greater indemnification rights than said law permitted the corporation to provide prior to such amendment or modification), against all expense, liability and loss (including attorneys’ fees), judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement actually and reasonably incurred or suffered by such person in connection with such proceeding if the person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In addition, the Walgreens Boots Alliance Amended and Restated By-Laws provide that, to the fullest extent authorized by the DGCL as the same exists or may be amended or modified from time to time (but, in the case of any such amendment or modification, only to the extent that such amendment or modification permits the corporation to provide greater rights to advancement of expenses than said law permitted the corporation to provide prior to such amendment or modification), each covered person shall have the right, without the need for any action by the Board of Directors, to be paid by the corporation (and any successor of the corporation by merger or otherwise) the expenses incurred in connection with any proceeding in advance of its final disposition, such advances to be paid by the corporation within twenty (20) days after the receipt by the corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director or officer is not entitled to be indemnified for such expenses.

Walgreens Boots Alliance also provides insurance from commercial carriers against certain liabilities incurred by Walgreens Boots Alliance’s directors and officers.

The foregoing summaries are subject to the complete text of the DGCL and Walgreens Boots Alliance’s Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws and are qualified in their entirety by reference thereto.

Any underwriting agreements that the registrant may enter into will likely provide for the indemnification of the registrant, its controlling persons, its directors and certain of its officers by the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

Item 16.	Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after the effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Deerfield, State of Illinois, on this 17th day of February, 2016.

WALGREENS BOOTS ALLIANCE, INC.

By:	/s/ George R. Fairweather
George R. Fairweather
Executive Vice President and Global Chief
Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stefano Pessina and George R. Fairweather, and each of them, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign, execute and file any amendments (including, without limitation, post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents required to be filed in connection therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as such person might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or any substitute or substitutes therefor may lawfully do or cause to be done. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 17th day of February, 2016.

/s/ Stefano Pessina Stefano Pessina Executive Vice Chairman, Chief Executive Officer and Director (Principal Executive Officer)	/s/ George R. Fairweather George R. Fairweather Executive Vice President and Global Chief Financial Officer (Principal Financial Officer)

/s/ James A. Skinner James A. Skinner Executive Chairman of the Board and Director	/s/ Kimberly R. Scardino Kimberly R. Scardino Senior Vice President, Global Controller and Chief Accounting Officer (Principal Accounting Officer)

/s/ Janice M. Babiak Janice M. Babiak, Director	/s/ David J. Brailer David J. Brailer, Director

/s/ William C. Foote William C. Foote, Director	/s/ Ginger L. Graham Ginger L. Graham, Director

/s/ John A. Lederer John A. Lederer, Director	/s/ Dominic P. Murphy Dominic P. Murphy, Director

/s/ Barry Rosenstein Barry Rosenstein, Director	/s/ Leonard D. Schaeffer Leonard D. Schaeffer, Director

/s/ Nancy M. Schlichting Nancy M. Schlichting, Director

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

1.1*	Form of Underwriting Agreement

2.1	Purchase and Option Agreement by and among Walgreen Co., Alliance Boots GmbH and AB Acquisitions Holdings Limited dated June 18, 2012 and related annexes (incorporated by reference to Annex B-1 to the proxy statement/prospectus forming a part of the Registration Statement on Form S-4 (File No. 333-198768) filed with the SEC pursuant to Rule 424(b)(3) on November 24, 2014).

2.2	Amendment No. 1, dated August 5, 2014, to the Purchase and Option Agreement and Walgreen Co. Shareholders Agreement, by and among Walgreen Co., Alliance Boots GmbH, AB Acquisitions Holdings Limited, Walgreen Scotland Investments LP, KKR Sprint (European II) Limited, KKR Sprint (2006) Limited and KKR Sprint (KPE) Limited, Alliance Santé Participations S.A., Stefano Pessina and Kohlberg Kravis Roberts & Co. L.P. (incorporated by reference to Annex B-2 to the proxy statement/prospectus forming a part of the Registration Statement on Form S-4 (File No. 333-198768) filed with the SEC pursuant to Rule 424(b)(3) on November 24, 2014).

2.3	Reorganization Agreement and Plan of Merger, dated October 17, 2014, by and among Walgreen Co., Walgreens Boots Alliance, Inc. and Ontario Merger Sub, Inc. (incorporated by reference to Annex A to the proxy statement/prospectus forming a part of the Registration Statement on Form S-4 (File No. 333-198768) filed with the SEC pursuant to Rule 424(b)(3) on November 24, 2014).

2.4	Amendment No. 1, dated December 23, 2014, to the Reorganization Agreement and Plan of Merger, dated October 17, 2014, by and among Walgreen Co., Walgreens Boots Alliance, Inc. and Ontario Merger Sub, Inc. (incorporated by reference to Exhibit 2.1 to Walgreens Boots Alliance, Inc.’s Current Report on Form 8-K (File No. 1-36759) filed with the SEC on December 24, 2014).

2.5	Amendment No. 2, dated December 29, 2014, to the Reorganization Agreement and Plan of Merger, dated October 17, 2014, as amended December 23, 2014, by and among Walgreen Co., Walgreens Boots Alliance, Inc. and Ontario Merger Sub, Inc. (incorporated by reference to Exhibit 2.3 to Walgreens Boots Alliance, Inc.’s Quarterly Report on Form 10-Q for the quarter ended November 30, 2014 (File No. 1-36759) filed with the SEC on December 30, 2014).

3.1	Amended and Restated Certificate of Incorporation of Walgreens Boots Alliance, Inc. (incorporated by reference to Exhibit 3.1 to Walgreens Boots Alliance, Inc.’s Current Report on Form 8-K12B (File No. 1-36759) filed with the SEC on December 31, 2014).

3.2	Amended and Restated Bylaws of Walgreens Boots Alliance, Inc. (incorporated by reference to Exhibit 3.1 to Walgreens Boots Alliance, Inc.’s Current Report on Form 8-K (File No. 1-36759) filed with the SEC on October 16, 2015).

4.1	Shareholders Agreement, dated as of August 2, 2012, among Walgreen Co., Stefano Pessina, KKR Sprint (European II) Limited, KKR Sprint (2006) Limited and KKR Sprint (KPE) Limited, Alliance Santé Participations S.A., Kohlberg Kravis Roberts & Co. L.P. and certain other investors party thereto (incorporated by reference to Exhibit 4.1 to Walgreen Co.’s Current Report on Form 8-K (File No. 1-00604) filed with the SEC on August 6, 2012).

4.2	Amendment No. 1, dated August 5, 2014, to the Purchase and Option Agreement and Walgreen Co. Shareholders Agreement, by and among Walgreen Co., Alliance Boots GmbH, AB Acquisitions Holdings Limited, Walgreen Scotland Investments LP, KKR Sprint (European II) Limited, KKR Sprint (2006) Limited and KKR Sprint (KPE) Limited, Alliance Santé Participations S.A., Stefano Pessina and Kohlberg Kravis Roberts & Co. L.P. (incorporated by reference to Annex B-2 to the proxy statement/prospectus forming a part of the Registration Statement on Form S-4 (File No. 333-198768) filed with the SEC pursuant to Rule 424(b)(3) on November 24, 2014).

4.3	Amendment No. 2, dated December 31, 2014, to the Purchase and Option Agreement and Walgreen Co. Shareholders Agreement, as Amended by Amendment No. 1, dated as of August 5, 2014, by and among Walgreen Co., Alliance Boots GmbH, AB Acquisitions Holdings Limited, Ontario Holdings WBS Limited, KKR Sprint (European II) Limited, KKR Sprint (2006) Limited and KKR Sprint (KPE) Limited, Alliance Santé Participations S.A., Stefano Pessina and Kohlberg Kravis Roberts & Co. L.P. (incorporated by reference to Exhibit E to the Schedule 13D filed by Alliance Santé Participations S.A. (File No. 005-88481) filed with the SEC on December 31, 2014).

E-1

5.1	Opinion of Wachtell, Lipton, Rosen & Katz

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of KPMG LLP

23.3	Consent of KPMG LLP

23.4	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1)

24.1	Power of Attorney of certain officers and directors of Walgreens Boots Alliance, Inc. (included on the signature page of this registration statement)

*	If applicable, to be filed by amendment or as an exhibit to a document to be incorporated by reference.

E-2